As filed with the Securities and Exchange Commission on September 10,
  1996
                                       Registration No.
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                           SEPRAGEN CORPORATION
                 (Exact name of registrant in its charter)
                  California                        68-0073366
       (State or other jurisdiction of         (I.R.S. Employer
       incorporation or organization)          Identification No.)
                           30689 Huntwood Avenue
                         Hayward, California 94544
                 (Address of principal executive offices)

                           SEPRAGEN CORPORATION
                          1996 STOCK OPTION PLAN
                         (Full title of the plan)

                               Vinit Saxena
                           Sepragen Corporation
                           30689 Huntwood Avenue
                         Hayward, California 94544
                  (Name and address of agent for service)
                              (510) 476-0650
       (Telephone number, including area code, of agent for service)
                       Copy to:  H. Ray Peffer, Esq.
            Smith, Merrill & Peffer, A Professional Corporation
                 P.O. Box 10, San Ramon, California 94583

                                    Proposed    Proposed
                          Amount    Maximum     Maximum    Amount
   Title of Securities    to be     Offering   Aggregate     of
     to be Registered    Register  Price per    Offering   Registr
                          ed (1)   Share (2)     Price      ation
                                                             Fee

   Class A Common Stock  250,000(3)  $4.00     $1,000,000  $344.83
   (no par value)
   Class A Common Stock    0(4)      $4.00         $0       $0.00

   TOTAL                                       $1,000,000  $344.83

  (1) Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares as may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends or similar events.
  (2) Estimated solely for the purpose of calculating the amount of the registration fee. In accordance with Rule 457(h), the price shown is based upon the last sale price of the Registrant's Units which consist of one share Class A Common Stock, one Class A Warrant and one Class B Warrant as of September 6, 1996, as reported on the Nasdaq SmallCap Market.
  (3) Represents shares of Class A common Stock reserved for issuance pursuant to options available for grant (but not yet granted) under the Registrant's 1996 Stock Option Plan (the "Option Plan").
  (4) Represents Shares of Common Stock reserved for issuance pursuant to options granted under the Option Plan.

              PAGE 1 OF 32.  EXHIBIT INDEX APPEARS ON PAGE 8.

              INFORMATION REQUIRED IN REGISTRATION STATEMENT

                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

       Documents containing the information specified in Part I of this Registration Statement will be given or sent to all persons who participate in the Sepragen Corporation 1996 Stock Option Plan.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

       Item 3.  Incorporation of Documents by Reference.

       The following documents or portions thereof, as filed with the Securities and Exchange Commission (the "Commission") by Sepragen Corporation, a California corporation (the "Registrant"), are incorporated herein by reference:

       (1)  The Registrant's latest annual report filed pursuant to
  Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or, if the financial statements therein are more current, the Registrant's latest prospectus, other than the prospectus of which this document is a part, filed pursuant to Rule 424(b) with the Commission under the Securities Act of 1933, as amended (the "Securities Act").

       (2) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (1) above.

       (3) The description of the Class A Common Stock, no par value ("Common Stock"), of the Registrant contained in the section entitled "Description of Securities") of the Registrant's Registration Statement on Form SB-2 declared effective on March 23, 1995 (File No. 33-86888)(which is incorporated by reference in Item 1 of the Registrant's Registration Statement on Form 8-A (File No. 0-025726) dated March 20, 1995 filed pursuant to Section 12 of the Exchange
  Act).

       All documents subsequently filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


       Item 4.  Description of Securities.

       Not Applicable.


       Item 5.  Interests of Named Experts and Counsel.

       Not Applicable.


       Item 6.  Indemnification of Directors and Officers.

       Reference is made to Section 317 of the California General
  Corporation Law ("CGCL"), Article V of the Restated Articles of
  Incorporation of the Registrant, and Article II of the Bylaws of the Registrant.

       The Registrant is a California corporation. Section 317 of the CGCL generally provides that a corporation is empowered to indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving, at the request of the corporation, in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. This statute describes in detail the right of the Registrant to indemnify any such person.

       Pursuant to Article V of the Registrant's Restated Articles of Incorporation and Article II, Section 8 of the Registrant's Bylaws, the Registrant shall indemnify, to the fullest extent permitted by the CGCL, any person, including officers and directors, with regard to any action or proceeding.

       Section 204(a)(10) of the CGCL enables a corporation in its articles to incorporation to eliminate or limit the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director's duties to the corporation or its shareholders, provided, however, that such provision may not eliminate or limit the liability of directors: (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was, or should have been aware, in the ordinary course of performing a director's duties, of risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, (vi) under Section 310 of the CGCL which involves transactions between the corporation and directors or corporations having interrelated directors, or (vii) under Section 316 which involves directors liabilities for certain distributions, loans and guarantees. The Registrant's Restated Articles of Incorporation limits the liability of directors to the extent permitted by Section 204(a)(10) of the CGCL.

       The Registrant has entered into Indemnification Agreements with each officer and director of the Registrant which provide that the Registrant will indemnify the indemnitee to the fullest extent permitted by applicable law against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action or proceeding arising out of his performance of his duties as a director or officer of the Registrant. Such indemnification is available if the indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

       Under such Indemnification Agreements, the entitlement of a director or officer to indemnification shall be determined by a majority vote of a quorum of disinterested directors, or if such quorum either is not obtainable or so directs, by independent counsel or by the stockholders of the Registrant, as determined by such quorum of disinterested directors. Under certain circumstances, a party to the Indemnification Agreement will be conclusively presumed to have met the applicable statutory standard of conduct unless the Registrant's Board of Directors, stockholders or independent legal counsel determine that the relevant standard has not been met. If a change of control of the Registrant has occurred, the entitlement of such director or officer to indemnification shall be determined by independent counsel selected by such director or officer, unless such director or officer requests that either the Board of Directors or the stockholders make such determination.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant, pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
       The Registrant currently maintains an officers' and directors' liability insurance policy which covers, subject to the exclusions and limitations of the policy, officers and directors of the Registrant against certain liabilities which may be incurred by them solely in such capacities.

       For information regarding the Registrant's undertaking to submit to adjudication the issue of indemnification for violation of the securities laws, see Item 9 hereof. The Registrant has been informed that it is the position of the Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act, such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.


       Item 7.  Exemption From Registration Claimed.

       Not Applicable


       Item 8.  Exhibits

       The following is a complete list of exhibits files as a part of this Registration Statement:

       Exhibit No.    Document

       4.1    1996 Stock Option Plan

       4.2 Specimen copy of Class A Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.3 contained in Amendment No.1 to the Registrant's
              Registration Statement on Form SB-2 (Registration
              Statement No. 33-86888) filed on January 10, 1995).

       4.3 Restated Articles of Incorporation of Registrant (Specimen copy of Redeemable Class A Warrant certificate of the Registrant (incorporated by reference to Exhibit
              3.1 contained in the Registrant's Registration Statement on Form SB-2 (Registration Statement No. 33-86888) filed on November 30, 1994.

       4.4 Form of Incentive Stock Option Agreement under the 1994 Stock Option Plan of the Registrant.

       4.5 Form of Nonqualified Stock Option Agreement under the 1994 Stock Option Plan of the Registrant.

       5.1    Opinion of Smith, Merrill and Peffer, a Professional
              Corporation.

       23.1 Consent of Smith, Merrill and Peffer, a Professional Corporation (included in Exhibit 5.1).

       23.2   Consent of Coopers & Lybrand LLP.

       24.1 Powers of Attorney (included on the signature page of this Registration Statement).


       Item 9.  Undertakings.

       The undersigned registrant hereby undertakes that it will:

       a. To file, during any period in which offers or sales are being made, a post-effective amended to this Registration
       Statement to:

            i. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

            iii. Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       provided, however, that paragraphs (a)(i) and (a)(ii) above do not apply if the Registration Statement is no Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

       b. To treat, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering thereof;

       c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

       d. That for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering thereof;

       e. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                                SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Leandro, State of California, on the 9th day of September, 1996.


                                Sepragen Corporation

                                By: /s/ Vinit Saxena
                                Vinit Saxena
                                  President, Chief Executive
                                  Officer, Chief Financial
                                  Officer and Director




                             POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Dr. Q. R. Miranda and Vinit Saxena, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

  Signature                     Title               Date


  /s/ Vinit Saxena         Director &          September 9, 1996
  Vinit Saxena             President

  /s/ Armin Ramel          Director &          September 9, 1996
  Armin Ramel              Secretary

  /s/Werner Kofod Nielsen  Director            September 9, 1996
  Werner Kofod Nielsen

  /s/ Robert Leach         Director            September 9, 1996
  Robert Leach

                             INDEX TO EXHIBITS

                                                        Sequential
                                                          Page No.


       4.1  1996 Stock Option Plan  ..............               9

       4.4  Form of Incentive Stock Option Agreement under the
            1996 Stock Option Plan of the Registrant. .....     17

       4.5  Form of Nonqualified Stock Option Agreement under the
            1996 Stock Option Plan of the Registrant. .....     24

       5.1  Opinion of Smith, Merrill and Peffer, a Professional
            Corporation.  ...................                   31

       23.2 Consent of Coopers & Lybrand LLP. .........         32